UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2019

                           SECURITY DEVICES INTERNATIONAL INC.

(Exact name of registrant as speciﬁed in its charter)

Delaware	333-132456	71-1050654
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

 107 Audubon Road, Suite 201 Wakefield, MA           01880

(Address of principal executive oﬃces) (Zip Code)

Registrant's telephone number, including area code (902) 582-6402

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Trading Symbol(s)	Name of each exchange on which registered
Common Stock SDEV	The Canadian Stock Exchange (CSE)

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

Security Devices International Inc. (the "Company") has entered into a Securities Purchase Agreement (the "Agreement") with several investors (the "Purchasers") and Northeast Industrial Partners, LLC as collateral agent for the Purchasers (the "Collateral Agent") to sell up to approximately USD $3,000,000 of units (the "Units"), with each $1,000 of Units consisting of (i) a $1,000 convertible promissory note (collectively the "Notes"), convertible into the Company's Common Stock, par value $.001 per share (the "Common Stock"), and (ii) four thousand (4,000) warrants (the "Warrants") each exercisable for one share of Common Stock at an exercise price of USD $0.25 per share, in a private placement (the "Private Placement") pursuant to Regulation D under the Securities Act of 1933 (the "Securities Act"). An initial sale of $2,282,500 of the Units was closed on July 22, 2019. On September 16, 2019, the Company closed on the sale of an additional USD $817,500 of the Units. The net proceeds from the sale of the Units will be used for general corporate purposes and working capital.

Terms of the Notes

The outstanding principal amount of the Notes accrues interest at a rate of 10% per annum, provided that, in the event of default on the Notes, the interest rate will be 15.0% during the period of default. The maturity date of the Notes is June 30, 2021, which date is subject to optional extension by each Purchaser if a change of control of the Company is announced prior to such date. Interest on the Notes is payable in arrears on the last day of each January and July while the Notes are outstanding. The Company has the option to redeem the Notes by paying the Purchasers the Optional Redemption Price as described in the Notes. Each Note is convertible into Common Stock, at the option of the Purchaser. Upon such optional conversion, the outstanding principal amount of the Note converts into shares of Common Stock at a conversion price of $0.15 per share, subject to adjustment as set forth in the Notes (the "Note Conversion Price"). The Company is not required to convert any portion of a Note if doing so results in the Purchaser beneficially owning more than 4.99% of the outstanding Common Stock after giving effect to such conversion, provided that on sixty-one (61) days' prior written notice from the Purchaser to the Company, that percentage may increase to 19.99%.

Upon a Change of Control (as defined in the Note), an Purchaser may require the Company to redeem all or a portion of a Note, in which case the Company will pay in cash an amount equal to the greater of (a) the sum of (x) the aggregate consideration that the Purchaser would be entitled to receive in connection with the Change of Control if the Purchaser were to fully convert (without giving effect to any limitations on conversion) the outstanding principal of the Note into Common Stock immediately prior to the consummation of such Change of Control, plus (y) any accrued and unpaid interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid late charges, or (b) an amount equal to the sum of (i) the outstanding principal of the Note plus, (ii) any accrued and unpaid interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid late charges plus, (iii) an amount equal to 100% of the interest that would have been earned on the Note from the effective date of the Change of Control through the maturity date of the Note. Notwithstanding any other provision of the Agreement or the Note, the effective interest rate may not exceed 25% per annum.

The Notes contain restrictive covenants which, among other things, restrict the Company's ability to incur additional indebtedness, grant security interests on its assets, or make distributions on or repurchase its common stock.

The Notes are secured, pursuant to the Agreement, with a security interest in substantially all of the Company's assets. The Purchasers have appointed a Collateral Agent to act as collateral agent for the Purchasers. The Company has granted the Collateral Agent a security interest in substantially all of its assets, as security for the Company's obligations under the Notes and the documents executed in connection with the Agreement.

Terms of the Warrants

Each Warrant is exercisable for one share of Common Stock at an exercise price of USD $0.25 per share, on or prior to the close of business on January 22, 2024. If the average closing price of the Common Stock is over USD $0.35 per share for a period of 20 consecutive trading days ending after the two-year anniversary of the issuance, the Company may give notice to the registered holders of the Warrants accelerating the expiry date to a date not less than 30 days following the date of such notice.

The Notes, the Warrants, and the Common Stock issuable upon conversion of the Notes and/or exercise of the Warrants have not been, and will not be, registered under the Securities Act, and may not be sold, transferred or assigned (i) in the absence of an opinion in a generally acceptable form of counsel, which counsel shall be selected by the holder and be reasonably acceptable to the Company, that registration is not required under the Securities Act or (ii) unless sold pursuant to Rule 144 under the Securities Act.

The foregoing summary of the Agreement, the Notes, the Warrants, and related agreements is qualified in its entirety by the terms of the Agreement and the exhibits thereto (including the form of Unsecured Convertible Note and form of Warrant), attached as Exhibit 10.1 and incorporated herein by reference.

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Agreement, including benefits of the transaction. These forward-looking statements generally are identified by the words "believe", "project", "expect", "anticipate", "estimate", "future", "strategy" , "opportunity", "plan", "may", "should", "will", "would", "will be", "will continue", "will likely result", and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to, the Company's ability to comply with all the terms and provisions of the Agreement and the documents executed in connection therewith, and general economic conditions. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and the Company assumes no obligation, and does not intend, to update or revise these forward-looking statements, whether as result of new information, future events, or otherwise.

Item 2.02  Results of Operations and Financial Condition

On September 18, 2019, the Company issued a press release announcing certain financial information for the quarter ended August 31, 2019. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02, including the press release attached hereto and incorporated by reference herein, is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in any such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.

The Company incorporates by reference the discussion included at item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

The Company incorporates by reference the discussion included at Item 1.01 above. The Company relied on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act to offer and sell the Notes and the Warrants inasmuch as the offer and sale was made to accredited investors only and the Company did not undertake any form of general solicitation or general advertising.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description	Method of Filing
10.1	Securities Purchase Agreement dated July 22, 2019 by and among Security Devices International Inc., Northeast Industrial Partners, LLC, and the purchasers party thereto, including exhibits.	Incorporated by reference to Exhibit 10.1 of the Company's Form 8-K filed July 23, 2019

99.1	Press Release dated September 18, 2019	Attached as Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Security Devices International Inc.
(Registrant)
Date September 18, 2019
/s/ Bryan Ganz
(Signature)
Name: Bryan Ganz
Title: Chief Executive Officer